UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 25, 2008

Date of Report (Date of earliest event reported)

HCP, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3760 Kilroy Airport Way

Suite 300

Long Beach, California 90806

(Address of principal executive offices) (Zip Code)

(562) 733-5100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           Compensatory Arrangements of Certain Executive Officers.

Approval of 2007 Incentive Bonuses.  On January 25, 2008, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of HCP, Inc. (the “Company”) approved annual incentive bonuses for the year ended December 31, 2007 for the Company’s named executive officers, based upon multiple performance criteria, including subjective evaluations of personal job performance and performance measured against objective business criteria.  The 2007 annual cash incentive bonus amounts for the Company’s named executive officers during fiscal 2007 are as follows: James F. Flaherty III, President and Chief Executive Officer, $2.0 million plus an award of performance-based Restricted Stock Units as described below; Charles A. Elcan, Executive Vice President - Medical Office Properties, $185,000; Paul F. Gallagher, Executive Vice President – Chief Investment Officer, $520,000; and Mark A. Wallace, Executive Vice President – Chief Financial Officer and Treasurer, $470,000.

On January 25, 2008, the Compensation Committee also approved the grant of 45,160 performance-based Restricted Stock Units to Mr. Flaherty as part of his bonus for 2007 performance.  The Restricted Stock Units are subject, in whole or in part, to forfeiture in the event that the Company does not reach specified targets for funds from operations per share for fiscal 2008.  Those Restricted Stock Units that are not forfeited vest in full on the third anniversary of the date of grant, subject to continued employment by Mr. Flaherty through that date and subject to accelerated vesting in connection with certain terminations of employment in accordance with Mr. Flaherty’s employment agreement with the Company.

Approval of HCP, Inc. Executive Bonus Program.  On January 25, 2008, the Compensation Committee approved the HCP, Inc. Executive Bonus Program (the “Bonus Program”) to grant cash bonus opportunities to certain executive officers that are intended to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.  The Bonus Program will be administered by the Compensation Committee.  Awards under the Bonus Program are in the form of maximum cash bonus grants to Participants; the actual amount of the bonus paid out to each Participant will be paid only if the Company achieves a specified target level of funds from operations per share during a fiscal year.  The actual bonus payouts may be lower than the maximum cash bonus amounts in the event that the Company’s actual funds from operations per share are less than targeted levels, provided that a minimum level of funds from operations per share must be achieved by the Company during any calendar year in order for any bonus to be paid pursuant to the Bonus Program.

The Compensation Committee retains discretion to reduce the actual amount of cash bonus payable to any participant but may not increase that amount under the Bonus Program or re-allocate any reduced bonus amount among participants.

This summary is qualified in its entirety by reference to the text of the Bonus Program, a copy of which is filed as Exhibit 10.1 hereto and specifically incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	HCP, Inc. Executive Bonus Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCP, Inc.
(Registrant)

Date: January 31, 2008	By:	/s/ Edward J. Henning

	Name:	Edward J. Henning
	Title:	Executive Vice President – General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	HCP, Inc. Executive Bonus Program.